EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pathfinder Bancorp, Inc. of our report dated March 30, 2018, relating to the consolidated financial statements of Pathfinder Bancorp, Inc. as of December 31, 2017 and 2016, appearing in the Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-36695).

/s/ BONADIO & CO., LLP

Bonadio & Co., LLP
Rochester, New York
April 20, 2018